UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Novo Integrated Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	59-3691650
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock to be registered hereunder is contained in the section entitled “Securities Being Offered” in the Offering Circular included in Novo Integrated Sciences, Inc.’s (the “Registrant”) Offering Statement on Form 1-A (File No. 024-11186) initially filed with the Securities and Exchange Commission on April 2, 2020, as amended from time to time (the “Offering Statement”). This information is incorporated herein by reference. Any form of Offering Circular or Supplement to the Offering Statement that includes such descriptions and that are filed subsequently to the Offering Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 19, 2021	Novo Integrated Sciences, Inc.

	By:	/s/ Robert Mattacchione
	Name:	Robert Mattacchione
	Title:	Chief Executive Officer